SECOND AMENDMENT TO PARTICIPATION AGREEMENT

     THIS SECOND AMENDMENT TO PARTICIPATION AGREEMENT (this "Amendment"), is entered into as of August 14, 1998, among (i) APPLE SOUTH, INC., a corporation organized and existing under the laws of Georgia (herein, together with its successors and assigns permitted hereunder, called the "Lessee"), (ii) FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association ("First Security"), not in its individual capacity except as expressly provided herein, but solely as Owner Trustee under Apple South Trust No. 97-1 (herein in such capacity, together with its successors and assigns permitted hereunder, called the "Owner Trustee"), (iii) STI CREDIT CORPORATION, a Nevada corporation, as assignee of SunTrust Bank, Atlanta, in its capacity as the holder of the beneficial interest in the trust estate established under Apple South Trust No. 97-1 (in such capacity as of the date hereof, the "Holder", and together with its successors and assigns permitted hereunder, called the "Holders"), (iv) the financial institutions now parties to the Participation Agreement (as defined below) as Lenders (each herein in such capacity, together with its successors and assigns permitted hereunder, called a "Lender" and collectively, the "Lenders"), and (v) SUNTRUST BANK, ATLANTA, a banking corporation organized and existing under the laws of Georgia, ("SunTrust"), as collateral agent and administrative agent for the Lenders and the Holders (in such capacity, the "Administrative Agent").

                               W I T N E S S E T H

     WHEREAS, the Lessee, the Owner Trustee, the Holder, the Lenders and the Administrative Agent are parties to that certain Participation Agreement, dated as of September 24, 1997, as amended by the First Amendment to the Participation Agreement, dated as of March 27, 1998 (as so amended, the "Participation Agreement");

     WHEREAS, the Lessee, the Owner Trustee, the Holder, the Lenders and the Administrative Agent have agreed to amend the Participation Agreement in certain respects, as described more particularly below;

     NOW, THEREFORE, in consideration of the sum of TEN DOLLARS ($10.00), the foregoing premises, to induce the Holder and the Lenders to amend the Participation Agreement and to continue to perform their obligations thereunder, and for other good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the Lessee, the Owner Trustee, the Holder, the Lenders and the Administrative Agent agree as follows:

                                 A. DEFINITIONS

     Unless the context otherwise requires, all capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in Appendix A to the Participation Agreement for all purposes of this Amendment. The General Provisions of Appendix A to the Participation Agreement are hereby incorporated by reference herein.

                                  B. AMENDMENTS

     1. Section 5.11 of the Participation Agreement is amended by deleting clause (g) thereof in its entirety and substituting in its place the following revised clause (g):

     (g) Subsidiaries. Make investments in Consolidated Subsidiaries of the Lessee in the ordinary course of, and pursuant to the reasonable requirements of, the Lessee's and such Subsidiaries' respective businesses, provided that the aggregate amount of such investments which may be outstanding at any one time hereafter, as to all such Subsidiaries, other than any which are Subsidiary Guarantors (as to which no limitation shall apply), shall not exceed five percent (5%) of consolidated total assets of Lessee and its Consolidated Subsidiaries; it being understood and agreed that (a) there shall be excluded


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from  such  calculation  any  investment  deemed  made  by the  Lessee  in  DF&R
Restaurants, Inc., a Texas corporation which is a wholly-owned, Consolidated Subsidiary of the Lessee, pursuant to the accounting for the prior acquisition of such corporation by the Lessee as a pooling of interests; (b) there shall be deducted in any event from the amount of investments in Subsidiaries which may be made pursuant to this clause (g) the aggregate amount of Capitalized Lease Obligations of all Subsidiaries which are at any time outstanding, if and to the extent not already counted against such amount as an investment of Lessee; i.e., as a Capitalized Lease Obligation owing to Lessee as lessor or sublessor; and
(c) the provisions of this clause (g) shall be the exclusive means by which the Lessee (or any Subsidiary) may make investments in any Subsidiaries (whether or not wholly-owned Subsidiaries) and shall override any other provisions of this
Section 5.11 (including, particularly, clauses (j), (k) and (l) below) which may be construed otherwise to permit such investments.

     2. Section 5.19 of the Participation Agreement is amended by adding thereto immediately after the words "any of the following" and before the colon in the fourth line thereof, these words:

     , unless such Subsidiary has executed and delivered to the Administrative Agent a Subsidiary Guaranty and all related documents required by Section 5.27 such that Section 5.19, as so amended, shall read in its entirety as follows:

     SECTION 5.19. Subsidiary Debt.

     Except to the extent expressly permitted in clause(g) of Section 5.11 of this Agreement, the Lessee will not permit any Consolidated Subsidiary of the Lessee which is a wholly owned Subsidiary, directly or indirectly, of the Lessee, to create, incur or suffer to exist any of the following, unless such Subsidiary has executed and delivered to the Administrative Agent a Subsidiary Guaranty and all other Subsidiary Guaranty Documents required by Section 5.27:
(i) indebtedness for borrowed funds; (ii) Capitalized Lease Obligations, provided, however, that DF&R Restaurants, Inc. and its Subsidiaries may incur Capitalized Lease Obligations in an aggregate amount not to exceed $10,000,000 at any one time outstanding; (iii) Guarantees; (iv) debts, liabilities or obligations to any seller incurred to pay the deferred purchase price of property or services having a deferred purchase price of $1,000,000 or more, excepting, in any event, trade accounts payable arising in the ordinary course of business and purchase options prior to their exercise; and (v) debts, liabilities or obligations in respect of Synthetic Leases.

     3. The Participation Agreement is further amended by adding the following as a new Section 5.27 thereto:

     SECTION 5.27 Subsidiary Guaranties.

     Effective as of August 14, 1998, Lessee shall cause each Consolidated Subsidiary of the Lessee which is a wholly owned Subsidiary, directly or indirectly, of Lessee then existing or thereafter acquired or coming into existence (excepting therefrom any having total assets of less than Ten Thousand Dollars ($10,000)) to execute a Subsidiary Guaranty, together with all other such documents which the Administrative Agent may reasonably request in connection therewith, including a secretary's certificate, confirming the existence of enabling authorization in respect of such Subsidiary Guarantor and signing officer incumbency, and an opinion of counsel, confirming that such Subsidiary Guaranty is a valid, binding and enforceable obligation of the Subsidiary party thereto, subject to customary assumptions, exceptions and limitations acceptable to Administrative Agent (herein called, collectively, together with the Subsidiary Guaranties, the "Subsidiary Guaranty Documents"). As to all such Subsidiaries in existence on August 14, 1998, Lessee shall cause all such Subsidiary Guaranty Documents in respect thereof to have been executed and delivered as soon as practicable but in any event by August 14, 1998. As to all such Subsidiaries acquired or coming into existence subsequent to August 14, 1998, Lessee shall cause all such Subsidiary Guaranty Documents in respect


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thereof to have been executed and delivered as soon as practicable after, but in any event within thirty (30) days after, its acquisition or creation.

     4. Appendix A of the Participation Agreement is amended by adding the following definitions to Appendix A in proper alphabetical order:

     "Subsidiary Guarantor" shall mean any wholly-owned Subsidiary of Lessee which has executed a Subsidiary Guaranty pursuant to Section 5.27.

     "Subsidiary Guaranty" shall mean a guaranty, in substantially the form of Exhibit A attached hereto, pursuant to which a wholly-owned Subsidiary of Lessee shall guarantee all debts, liabilities and obligations of the Lessee hereunder, all in accordance with Section 5.27.

                                C. MISCELLANEOUS

     1. Upon the Administrative Agent's receipt of executed signature pages from all parties to this Amendment, all amendments to the Participation Agreement made herein shall become effective as of August 14, 1998; provided, however, that the following shall have been executed and delivered to the Administrative Agent on or before such date, in form and substance satisfactory to the Owner Trustee, the Holder, the Lenders and the Administrative Agent, to-wit: (i) a Secretary's (or Assistant Secretary's) Certificate for the Lessee; (ii) this Amendment; (iii) Subsidiary Guaranties and corresponding Subsidiary Guaranty Documents for each wholly-owned Subsidiary of Lessee existing on the date of this Amendment.

     2. Except as expressly set forth herein, this Amendment shall be deemed not to waive or modify any provision of the Participation Agreement or the other Operative Agreements, and all terms of the Participation Agreement, as amended hereby, shall be and shall remain in full force and effect and shall constitute a legal, valid, binding and enforceable obligations of the Lessee, the Owner Trustee, the Holder, the Lenders and the Administrative Agent. All references to the Participation Agreement shall hereinafter be references to the Participation Agreement as amended by this Amendment. To the extent any terms and conditions in any of the Operative Agreements shall contradict or be in conflict with any terms or conditions of the Participation Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Participation Agreement as modified and amended hereby. It is not intended by the parties that this Amendment constitute, and this Amendment shall not constitute, a novation or accord and satisfaction.

     3. To induce the Owner Trustee, the Holder, the Lenders and the Administrative Agent to enter into this Amendment (A) Lessee hereby restates and renews each and every representation and warranty heretofore made by it under, or in connection with, the execution and delivery of, the Participation
Agreement; (B) Lessee hereby restates, ratifies and reaffirms each and every term and condition set forth in the Participation Agreement, as amended hereby, and in the Operative Agreements as amended hereby, and in the Operative
Agreements, effective as of the date hereof; and (C) Lessee hereby certifies that no Lease Event of Default has occurred and is continuing.

     4. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA AND ALL APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

     5. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

     6. This Amendment shall be binding on, and shall inure to the benefit of, the successors and assigns of the parties hereto.

     7. In the  event  that  any  part of this  Agreement  shall  be found to be


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illegal or in violation of public  policy,  or for any reason  unenforceable  at law, such finding shall not invalidate any other part thereof.

     8. TIME IS OF THE ESSENCE UNDER THIS AGREEMENT.

     9. The parties agree that their signatures by telecopy or facsimile shall be effective and binding upon them as though executed in ink on paper but that the parties shall exchange original ink signatures promptly following any such delivery by telecopy or facsimile.

     10. Lessee agrees to pay all costs and expenses of Administrative Agent incurred in connection with the preparation, execution, delivery and enforcement of this Amendment and all other Operative Agreements executed in connection herewith, including the reasonable fees and out-of-pocket expenses of Administrative Agent's counsel.

     11. This Amendment shall constitute a Operative Agreement for all purposes of the Participation Agreement and shall be governed accordingly.












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     IN WITNESS WHEREOF,  the Lessee, the Owner Trustee, the Holder, each Lender and the Administrative Agent have set their hands as of the day and year first above written.

                              "LESSEE"

                              APPLE SOUTH, INC.

                              By:_________________________________
                                 Erich J. Booth, Chief Financial
                                 Officer and Treasurer

                              Attest:_____________________________
                                     Tonya Benjamin, Assistant Secretary


                              "OWNER TRUSTEE"

                              FIRST SECURITY BANK, N.A.

                              By:_________________________________
                              Name:____________________________
                              Title:_____________________________


                              "HOLDER"

                              STI CREDIT CORPORATION

                              By:_________________________________
                              Name:____________________________
                              Title:_____________________________


                              "LENDERS"

                              SUNTRUST BANK, ATLANTA, as the Administrative Agent and as a Lender

                              By:_________________________________
                              Name:____________________________
                              Title:_____________________________

                              By:_________________________________
                              Name:____________________________
                              Title:_____________________________


                              BANCBOSTON LEASING, INC.

                              By:_________________________________
                              Name:____________________________
                              Title:_____________________________


                              SOUTHTRUST BANK, N.A.

                              By:_________________________________
                              Name:____________________________
                              Title:________________


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